UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 10, 2009
NACCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9172	34-1505819

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 Landerbrook Drive
Cleveland, Ohio	44124-4017

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (440) 449-9600

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers
     On February 10, 2009, NACCO Industries, Inc. (“NACCO”) entered into a consulting agreement with Michael J. Morecroft, the President and Chief Executive Officer of Hamilton Beach Brands, Inc., a subsidiary of NACCO (“HBB”).
     Under the consulting agreement, which is effective as of June 30, 2008, Dr. Morecroft agrees to perform services as an independent consultant to NACCO and its Board of Directors and its other subsidiaries, including The Kitchen Collection, Inc. (“KCI”), regarding management, financial and other matters and particularly with respect to the potential synergies from more closely associating HBB with KCI.
     Dr. Morecroft will receive consulting fees in the amount of $665,000 for services rendered during 2008 and approximately $880,000 for services to be rendered during 2009 with payments for 2009 being reduced by the amount of any annual incentive compensation payments and/or profit sharing benefits paid to Dr. Morecroft from HBB for 2009. In the event of the termination of the agreement or Dr. Morecroft’s employment prior to December 31, 2009, Dr. Morecroft will receive a pro-rata portion of the 2009 consulting fee, based on the number of days in 2009 during which the agreement was in effect. The agreement may be terminated by either party upon five days’ advance written notice.
     The agreement contains a non-compete provision that prohibits Dr. Morecroft from performing duties for a competitor for a period of 12 months following his termination of employment with HBB for any reason. The agreement also contains non-solicitation, non-interference, confidentiality and post-termination cooperation requirements.
     The consulting agreement described above is attached to this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated herein by reference. The foregoing summary of the consulting agreement is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as an exhibit.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Consulting Agreement between NACCO Industries, Inc. and Michael J. Morecroft, dated February 10, 2009 (effective as of June 30, 2008)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NACCO INDUSTRIES, INC.

By:	/s/ Charles A. Bittenbender

Name:	Charles A. Bittenbender
Title:	Vice President, General Counsel and Secretary
Date: February 12, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Consulting Agreement between NACCO Industries, Inc. and Michael J. Morecroft, dated February 10, 2009 (effective as of June 30, 2008)

4